Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED
EXECUTIVE SEVERANCE AGREEMENT

This First Amendment to Amended and Restated Executive Severance Agreement (“First Amendment”) is made and entered into effective the 27th day of June, 2013 by and between Airgas, Inc. (the “Company”) and Peter McCausland (the “Executive”).
WHEREAS, the Company and Executive are parties to an Amended and Restated Executive Severance Agreement dated May 29, 2009 (the “Agreement”); and
WHEREAS, the Agreement states that Executive is currently serving as the Company's Chairman of the Board, President and Chief Executive Officer and provides that the Agreement “shall continue in full force and effect for the duration of Executive's employment with the Company so long as Executive holds the position of Chief Executive Officer of the Company”; and
WHEREAS, effective August 14, 2012, Executive was elected Executive Chairman of the Board of the Company and Michael L. Molinini was elected President and Chief Executive Officer; and
WHEREAS, it is and has been the intention of the Company that the Agreement remain in full force and effect notwithstanding the change in positions described above;
NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the Company and Executive agree that the Agreement is hereby amended as follows:
1.    The first WHEREAS clause of the Agreement is hereby amended to read in its entirety as follows:
WHEREAS, Executive is an executive of the Company, currently serving as its Executive Chairman of the Board; and
2.    Section 12 of the Agreement is hereby amended to read in its entirety as follows:
12. Term of Agreement. This Agreement shall continue in full force and effect for the duration of Executive's employment with the Company; provided, however, that after the termination of Executive's employment during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the Parties hereunder are satisfied or have expired.
3.    Except as expressly modified above, the Agreement shall remain in full force and effect as originally written.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this First Amendment as of the date first above written

AIRGAS, INC.

Attest: /s/ Robert H. Young, Jr.	By: /s/ Michael L. Molinini
Its: President and Chief Executive Officer

_________________	/s/ Peter McCausland
Witness	Peter McCausland